UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 24, 2014

NAUGATUCK VALLEY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54447	01-0969655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Church Street, Naugatuck, Connecticut		06770
(Address of principal executive offices)		(Zip Code)

(203) 720-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On November 24, 2014, Naugatuck Valley Financial Corporation (the “Company”) received the non-objection of the Board of Governors of the Federal Reserve System regarding the appointment of Lawrence B. Seidman and Robert M. Bolton to the Board of Directors of the Company. Messrs. Seidman and Bolton’s appointment to the Board of Directors of the Company, for terms expiring at the Company’s 2015 and 2016 annual meeting of stockholders, respectively, was effective upon receipt of such non-objection. Messrs. Seidman and Bolton were appointed to the Board of Directors of the Company pursuant to the agreements filed with the Securities and Exchange Commission on Form 8-K on March 27, 2014 and March 14, 2014, respectively.

No determination has been made at this time as to any specific committees of the Company’s Board of Directors to which Messrs. Seidman and Bolton may be appointed. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Messrs. Seidman and Bolton had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NAUGATUCK VALLEY FINANCIAL CORPORATION

Date: November 24, 2014	By:	/s/ William C. Calderara
William C. Calderara President and Chief Executive Officer